EXHIBIT 99.1

Via Renewables, Inc. Shareholders Vote to Approve Merger and Related Matters at Special Meeting

HOUSTON, June 7, 2024 – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA; VIASP), an independent retail energy services company, announced today that at its special meeting of shareholders held earlier today, the Company’s shareholders voted, among other things, in favor of the proposals to: (i) approve the Agreement and Plan of Merger, dated as of December 29, 2023 (the “Merger Agreement”), by and among the Company, Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”) (the “Merger Proposal”); and (ii) approve, by non-binding, advisory vote, compensation that may become payable to the Company’s name executive officers in connection with the Merger (the “Compensation Proposal”). Capitalized terms used but not defined in this communication have the meanings given to them in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 28, 2024 under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Merger Proposal was approved by (1) approximately 83.3% of the holders of the issued and outstanding shares of the Company’s Class A and Class B common stock at the close of business on March 25, 2024 (the “Record Date”) and (2) approximately 51.0% of the holders of the issued and outstanding shares of the Company’s Class A and Class B common stock on the Record Date other than shares (i) held (a) by the Company or any subsidiary of the Company, or (b) held or beneficially owned by William Keith Maxwell, III and any person or entity controlled by Mr. Maxwell, including Parent, Merger Sub (as defined below) and NuDevco Retail, LLC; and (ii) held by any (a) member of the Company’s Board of Directors, (b) any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act), and (c) any immediate family members of the foregoing individuals. The Compensation Proposal was approved, on a non-binding, advisory basis, by approximately 94.7% of the shares of Class A and Class B common stock present, in person or by proxy, and entitled to vote on the matter at the Special Meeting. A proposal to adjourn the Special Meeting to solicit additional proxies was not needed because there were sufficient votes to obtain the shareholder votes required by the Merger Agreement. The parties expect to consummate the Transactions, including the Merger, as promptly as practicable and prior to the end of the second quarter of this year.

If completed, the proposed merger would result in the Class A common stock being de-listed on NASDAQ. Each share of the Company’s 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, that was issued and outstanding prior to the effective time of the Merger will be unaffected by the Merger, will remain outstanding and will continue to be listed on NASDAQ following completion of the Merger.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 105 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

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Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this communication related to the Merger, including its timing and effects, conditions to closing and approval requirements, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this communication are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy all conditions to completion of the proposed Merger; the failure of the proposed Merger to close for any other reason; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transactions contemplated by the Merger Agreement, including the Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement or otherwise; the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its contractual counterparties, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the proposed Merger.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2023, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this communication that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Contact: Via Renewables, Inc.

Investors:

Stephen Rabalais, 832-200-3727

Media:

Kira Jordan, 832-255-7302

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